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                                  EXHIBIT 23.1
                                  ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 1999, except for Note 17 as to which the date is March 4, 1999, and Notes 5 and 8, as to which the date is March 25, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in Au Bon Pain Co., Inc.'s (renamed Panera Bread Company) Annual Report on Form 10-K for the year ended December 26, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
June 15, 1999


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